UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 28, 2018

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane Dallas, Texas		75231
(Address of Principal Executive Offices)		(Zip Code)

egistrant’s telephone number, including area code: 214-445-9600

Kosmos Energy Ltd.

Clarendon House

2 Church Street

Hamilton, Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On December 28, 2018 (the “Effective Date”), Kosmos Energy Ltd. (the “Company” or “Kosmos”) changed its jurisdiction of incorporation from Bermuda to the State of Delaware. Kosmos Energy Ltd. discontinued as a Bermuda exempted company pursuant to Section 132G of the Companies Act 1981 of Bermuda and, pursuant to Section 265 of the General Corporation Law of the State of Delaware (the “DGCL”), continued its existence under the DGCL as a corporation organized in the State of Delaware. This transaction is referred to herein as the “Redomestication”. The Company did not change its name in connection with the Redomestication.

As previously announced in the Company’s Current Report on Form 8-K filed December 18, 2018, the Company’s common stock will continue to trade on the New York Stock Exchange (“NYSE”) and the London Stock Exchange (“LSE”) under the symbol “KOS”. After market close on the Effective Date, the Company’s CUSIP/ISIN number relating to its common stock will change to CUSIP/ISIN (500688 106/US5006881065).

Description of Capital Stock

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws in effect following the Redomestication. Reference is made to the new certificate of incorporation and bylaws of Kosmos Energy Ltd., which are attached as Exhibits 3.1 and 3.2 hereto.

Authorized Capital Stock

Our authorized capital stock continues to consist of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated. As of December 10, 2018, we had 398,651,406 shares of our common stock outstanding and no shares of preferred stock outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

 Common Stock

Common stock outstanding. As of December 10, 2018 there were 398,651,406 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

 Our board of directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any of the preferred stock.

Board Composition

Our board of directors shall consist of not less than five and not more than 15 directors, as determined by the board of directors. The directors of the Company immediately after the Redomestication were the same individuals who were directors of the Company immediately prior to the Redomestication.

Election and Removal of Directors

No director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.

Staggered Board

Our board of directors will continue to be divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2020, 2021 and 2019, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Proceedings of Board of Directors

Our bylaws provide that our business shall be managed by or under the direction of our board of directors. Our board of directors may act by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. A majority of the total number of directors then in office shall constitute a quorum. The board may also act by unanimous written consent.

Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a duty of care and a duty of loyalty. The duty of care requires that directors act in an informed and deliberate manner and to inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing the conduct of corporate employees. The duty of loyalty is the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the Company.

Interested Directors

Under Delaware law, such a contract or arrangement is voidable unless it is approved by a majority of disinterested directors or by a vote of shareholders, in each case if the material facts as to the interested director's relationship or interests are disclosed or are known to the disinterested directors or shareholders, or such contract or arrangement is fair to the Company as of the time it is approved or ratified. Additionally, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Limits on Written Consents

Our certificate of incorporation and our bylaws provide that holders of our common stock will not be able to act by written consent without a meeting.

Stockholder Meetings

Our certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called by the chairman of the board of directors whenever in his or her judgment such a meeting is necessary and by the secretary at the request in writing of holders of record of not less than ten percent of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.

Amendment of Certificate of Incorporation

The Company reserves the right to amend the certificate of incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in “—Voting Rights,” “—Bylaws,” “—Board of Directors,” “—Meetings of Stockholders” and “—Amendments” may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any such sections, unless such action is approved by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.

Amendment of Bylaws

Our bylaws may be altered, amended or repealed, or new bylaws may be made, by (i) the stockholders entitled to vote thereon at any annual or special meeting thereof or (ii) by the board of directors. Unless a higher percentage is required by the certificate of incorporation, all such amendments must be approved by (i) the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, or (ii) by a majority of the board of directors.

Other Limitations on Stockholder Actions

Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the principal amount of any indebtedness of the Company or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any derivative instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Company or any such subsidiary; and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not less than 120 nor more than 180 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 120th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•	in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation of Liability of Directors and Officers

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Delaware Business Combination Statute

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the Company for three years after becoming an interested stockholder unless:

•	the board of directors of the Company had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the Company and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the Company and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Anti-Takeover Effects of Some Provisions

Some provisions of our certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Listing

Our common stock is listed on the NYSE and on the LSE under the symbol “KOS”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock listed on the NYSE is Computershare Trust Company, N.A. The transfer agent and registrar for the common stock listed on the LSE is Computershare Investor Services PLC.

U.S. Federal Income Tax Considerations

The following summary describes certain U.S. federal income tax consequences to investors in our common stock relating to the Redomestication and of owning and disposing of our common stock after the Redomestication. It is for general information only and should not be construed as tax advice. Each investor is encouraged to consult its own tax adviser regarding the tax consequences relating to the Redomestication and of owning and disposing of our common stock after the Redomestication. The following summary does not purport to be a comprehensive description of all tax considerations that may be relevant to an investor in common stock. This summary does not discuss any U.S. state, local or non-U.S. tax considerations, and applies only to an investor that holds common stock as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of an investor’s particular circumstances, including alternative minimum tax consequences, Medicare contribution tax consequences and tax consequences applicable to persons subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	regulated investment companies;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding common stock as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to common stock;

•	U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, including “individual retirement accounts”;

•	qualified foreign pension funds;

•	controlled foreign corporations or passive foreign income companies;

•	U.S. expatriates or certain former citizens or long-term residents of the United States; or

•	persons that own or are deemed to own ten percent or more of our common shares by vote or value before the Redomestication.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of common stock.

This discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date of this Current Report, any of which is subject to change, possibly with retroactive effect. U.S. Holders and Non-U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of common stock in their particular circumstances.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our common stock and is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Holder” is a beneficial owner of our common stock that is not a partnership and is not a U.S. Holder.

U.S. Federal Income Tax Consequences Relating to the Redomestication

We expect the Redomestication to qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. As a result, our shareholders at the time of the Redomestication are expected to be deemed for U.S. federal income tax purposes to exchange their common shares of the Bermuda company for shares of common stock of the Delaware corporation as part of the reorganization. Subject to the discussion below, a U.S. Holder will not recognize gain or loss on its common shares of the Bermuda company pursuant to the Redomestication, and a U.S. Holder’s aggregate tax basis in its common stock of the Delaware corporation after the Redomestication will generally be the same as its aggregate tax basis in its common shares of the Bermuda company before the Redomestication, increased by the amount, if any, that the U.S. Holder may be required to include in income pursuant to the Redomestication.

We believe, and the following discussion assumes, that, as of the Redomestication, the Company was not a “passive foreign investment company” for U.S. federal income tax purposes for its taxable year ended December 28, 2018 or for any prior taxable years.

Under Section 367(b) of the Code:

(i)       a U.S. shareholder who, on December 28, 2018, beneficially owned (directly, indirectly or constructively) 10% or more of common shares of the Bermuda company by vote or value (any such shareholder, a “10% U.S. shareholder”) will be required to include in income as a deemed dividend the “all earnings and profits amount” with respect to such U.S. Holder’s shares of common stock, within the meaning of Treasury regulations section 1.367(b)-2(d);

(ii)       a U.S. Holder who, on December 28, 2018, beneficially owned common shares of the Bermuda company with a fair market value of $50,000 or more but was not a 10% U.S. shareholder will be required to recognize gain (but not loss) with respect to its common stock pursuant to the Redomestication, unless it makes an election, in the manner described below, to recognize the “all earnings and profits amount” with respect to its common stock (a U.S. Holder making such election, an “Electing U.S. Holder”) as a deemed dividend; and

(iii)       a U.S. Holder who, on December 28, 2018, was not a 10% U.S. shareholder and owned (or is considered to have owned) common shares of the Bermuda company with a fair market value less than $50,000 generally should not be required to recognize any income, gain or loss under Section 367(b) of the Code in connection with the Redomestication.

The “all earnings and profits amount” with respect to a U.S. Holder’s common stock will generally be equal to the portion of net earnings and profits of the Company, if any, during the period in which the U.S. Holder held such common shares up to immediately prior to the Redomestication, to the extent attributable to such common shares. If the net earnings and profits of the Company during such period is less than or equal to zero, then a 10% U.S. shareholder or an Electing U.S. Holder should not be required to include in gross income any amount in respect of the “all earnings and profits amount” with respect to its common stock. The Company has never had positive earnings and profits for any taxable year in which it has been in existence that would result in any shareholder having an “all earnings and profits amount” (as described in Treasury regulations section 1.367(b)-2(d)). Accordingly, as of December 28, 2018, the Company does not have any net earnings and profits for this purpose with respect to any of its stockholders.

To make the election referred to above to include in income as a deemed dividend its pro rata share of the “all earnings and profits amount” with respect to the Company in lieu of recognizing gain on its common stock, a U.S. Holder is required (i) to attach to its timely filed U.S. federal income tax return for the year of the Redomestication a statement that includes certain information about the Redomestication and information the

U.S. Holder has received from us establishing and substantiating its pro rata portion of the “all earnings and profits amount” with respect to the Company, (ii) to send notice of making the election to us no later than the date such tax return is filed, and (iii) to comply with certain other requirements. We will make available to U.S. Holders the information required to make the election substantially in the form of the information statement to shareholders filed as Exhibit 99.1 to our Current Report on Form 8-K filed on December 18, 2018. U.S. Holders should consult their tax advisers regarding the consequences of the Redomestication to them, including under Section 367(b) of the Code and the advisability of and requirements for making the election referred to above.

U.S. Federal Income Taxation of U.S. Holders of Our Common Stock After the Redomestication

Taxation of Distributions

In the event that we pay distributions of cash or property on our common stock, such distributions, other than certain pro rata distributions of common stock, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce a U.S. Holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (the tax treatment of which is discussed below under “—Sale or Other Disposition of Common Stock”). The amount of any dividends will be treated as U.S.-source income to U.S. Holders and, subject to applicable limitations and restrictions, will be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to certain holding period and other requirements, dividends on our common stock that are paid to non-corporate U.S. Holders will generally be eligible for reduced tax rates.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of our common stock will be capital gain or loss, and generally will be long-term capital gain or loss if the U.S. Holder held our common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Non-corporate U.S. Holders are generally eligible for reduced tax rates on long-term capital gains. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders of Our Common Stock After the Redomestication

Taxation of Distributions

In the event that we pay distributions of cash or property on our common stock, such distributions, other than certain pro rata distributions of common stock, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce a Non-U.S. Holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (the tax treatment of which is discussed below under “—Sale or Other Disposition of Common Stock”). Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (as applicable) certifying its entitlement to benefits under an applicable income tax treaty. A Non-U.S. Holder eligible for a reduced rate of withholding pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. person. In that case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although it will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. Holders should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) for Non-U.S. Holders who are corporations.

Sale or Other Disposition of Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	the common stock constitute “United States real property interests” by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes unless our common stock are regularly traded on an established securities market and the Non-U.S. Holder has owned (actually and constructively) at no time within the five-year period preceding the sale or disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of our common stock.

A Non-U.S. Holder recognizing gain as described in the first bullet above will generally be taxed on such gain in the same manner as a U.S. person. Such a Non-U.S. Holder should consult its tax adviser regarding other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the Non-U.S. Holder is a corporation. A Non-U.S. Holder described in the second bullet above should consult its tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

Generally, a U.S. corporation is a USRPHC if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The determination whether we are a USRPHC will depend on the composition and relative values of our assets at any given time. Therefore, there can be no assurance that we are not a USRPHC or that we will not become one in the future.

Our common stock is currently listed on the NYSE and we believe that, for as long as our common stock continue to be so listed, our common stock would be treated as regularly traded on an established securities market. If we are or were to become a USRPHC, and if our common stock ceased to be regularly traded on the NYSE or another established securities market, a Non-U.S. Holder generally would be subject to U.S. federal income tax on any gain from the sale or disposition of our common stock and transferees of our common stock would generally be required to withhold 15% of the gross proceeds payable to the transferor. Regardless of whether our common stock are regularly traded on the NYSE or another established securities market, if we are or were to become a USRPHC, a Non-U.S. Holder that had owned, or was deemed to have owned, at any time within the shorter of the five-year period preceding the sale or disposition of our common stock or the Non-U.S. Holder’s holding period, more than 5% of our common stock, generally would be subject to U.S. federal income tax on any gain from the sale or disposition of our common stock. Any gain recognized by a Non-U.S. Holder under this paragraph would be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. person, and the Non-U.S. Holder would be required to file a U.S. tax return with respect to such gain.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. A Non-U.S. Holder could be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person or otherwise establishes an exemption. A Non-U.S. Holder’s provision of a properly executed applicable IRS Form W-8 certifying its non-U.S. status will permit the Non-U.S. Holder to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) are subject to a withholding tax at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, disapply FATCA withholding that otherwise would have applied to the gross proceeds from any sale or disposition of our common stock. If a dividend payment was both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Taxation of Distributions,” the withholding under FATCA could be credited against, and therefore reduce, such other withholding tax. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA on their investment in our common stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 above is hereby incorporated by reference into this Item 5.03. In connection with the Redomestication, the Company adopted a new certificate of incorporation, bylaws and form of common stock certificate, copies of which are filed herewith as Exhibits 3.1, 3.2 and 4.1, respectively. The certificate of incorporation and bylaws are effective as of the Effective Date.

Item 8.01. Other Events.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the shares of common stock of the Company are deemed to be registered under Section 12(b) of the Exchange Act.

In the Redomestication, each of the outstanding common shares of Kosmos Energy Ltd., an exempted company incorporated pursuant to the laws of Bermuda, were automatically converted by operation of law, on a one-for-one basis, into shares of common stock of Kosmos Energy Ltd., a company incorporated pursuant to the laws of Delaware. Consequently, each holder of a Kosmos Energy Ltd. common share now holds a share of Kosmos Energy Ltd.’s common stock in each case representing the same proportional equity interest in the Company as that shareholder held prior to the Redomestication. The number of shares of the Company’s common stock outstanding immediately after the Redomestication was the same as the number of common shares of Kosmos Energy Ltd. outstanding immediately prior to the Redomestication.

It is not necessary for shareholders to exchange their Company share certificates for new stock certificates of the Company. Until surrendered and exchanged, each certificate evidencing Kosmos Energy Ltd.’s common shares are deemed for all purposes to evidence the identical number of shares of Kosmos Energy Ltd.’s common stock. Holders of uncertificated shares immediately prior to the Redomestication have continued as holders of shares of uncertificated stock of the Company.

The business, assets and liabilities of the Company and its subsidiaries on a consolidated basis, as well as its principal locations and fiscal year, were the same immediately after the Redomestication as they were immediately prior to the Redomestication. In addition, the directors and executive officers of the Company immediately after the Redomestication were the same individuals who were directors and executive officers, respectively, of the Company immediately prior to the Redomestication.

Item 9.01. Financial Statements and Other Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of Kosmos Energy Ltd. effective December 28, 2018

3.2	Bylaws of Kosmos Energy Ltd.

4.1	Form of Common Stock Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2018

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of Kosmos Energy Ltd. effective December 28, 2018

3.2	Bylaws of Kosmos Energy Ltd.

4.1	Form of Common Stock Certificate